UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 31, 1998


                                JUMBOSPORTS INC.
               (Exact name of registrant as specified in charter)


Florida                           001-13322                52-1643157
(State or Other Jurisdiction    (Commission              (IRS Employer
of incorporation)                File Number)         Identification No.)


4701 W. Hillsborough Ave.         Tampa, Florida              33614
(Adress of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:  (813) 886-9688



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events


     Effective July 24, 1998, JumboSports Inc., a Florida corporation (the "Company"), entered into a Loan and Security Agreement (the "Agreement") with Foothill Capital Corporation and its affiliate Paragon Capital LLC (collectively "Foothill"), Congress Financial Corporation ("Congress") and Foothill Partners III, L.P. ("Partners"). The Agreement commits to JumboSports Inc. and as applicable, each of its subsidiaries (collectively, the "Borrower"), a new $150 million five-year credit facility. A copy of the Loan and Security Agreement is attached hereto as Exhibit 10.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(C)   EXHIBITS

     10.1 Loan and Security Agreement, dated July 24, 1998, among JumboSports, Inc. and Foothill Capital Corporation, Paragon Capital LLC, Congress Financial Corporation and Foothill Partners III, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         JumboSports Inc.


08/27/98                                     By: /s/ Raymond P. Springer
Date                                             Executive Vice President and
                                                 Chief Financial Officer